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                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULES


To the Board of Directors of Philadelphia Consolidated Holding Corp.:

     Our audits of the consolidated financial statements of Philadelphia Consolidated Holding Corp. and Subsidiaries appearing in this Form 10-K also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



/s/  PricewaterhouseCoopers LLP

Philadelphia, PA
February 8, 2002